Ehibit 99.1

INCOME FUND
EIGHT B L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Income Fund Eight B L.P.

- Second Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  As of June 30, 2007, Eight B had 740,530 limited partnership units outstanding.  During most of the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.

Eight B entered its Liquidation Period on June 17, 2007.  During its Liquidation Period, Eight B will dispose of its investments in the ordinary course of business.

During the Reinvestment Period, Eight B had been seeking to purchase additional equipment subject to lease.  The leased equipment in Eight B’s portfolio is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight B retains the rental cash flows.  While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight B’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves and distributions to investors.

News Covering the Reporting Period

Cathay Pacific Airways Limited (“Cathay”) announced that it was named “Best Air Cargo Carrier – Asia” by the Asian Freight & Supply Chain Awards.  The awards are organized by leading regional transport and logistics newspaper Cargonews Asia and are widely regarded as the most authoritative and prestigious awards for the industry in Asia. (Source:  Cathay press release, dated May 2, 2007)

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it broadened the scope and reach of its VoIP services for customers around the world by extending its Global Crossing VoIP Local Service to six more European countries and three in Latin America.  (Source:  Global Crossing press release, dated June 7, 2007)

Neither Eight B nor the General Partner accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight B has invested in equipment both directly and indirectly through joint ventures with its affiliates.  As of June 30, 2007, Eight B’s portfolio consisted primarily of:

Income leases

•  State-of-the-art telecommunications equipment that Eight B acquired from various vendors for approximately $7,858,000.  The equipment is subject to a lease with Global Crossing Telecommunications, Inc., which lease is scheduled to expire on March 31, 2011.

•  Five aircraft engine modules on lease to TWA Airlines, LLC (“TWA”), a subsidiary of American Airlines, Inc., through May 2008.  This investment was originally a growth lease.  The aggregate purchase price was $5,950,000, of which Eight B paid $4,038,790 and the balance was funded through non-recourse debt.  All debt was prepaid in November 2003.  The engine modules were subsequently sold on August 8, 2007 as discussed below.

Growth leases

•  Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay.  Eight B owns a 100% interest and a 50% interest in each aircraft, respectively.  The combined purchase price of the interests in both aircraft was approximately $114,592,000, comprised of a cash payment of approximately $6,375,000 and the balance was funded through non-recourse debt.  The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 but was extended until October 1, 2011.  The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•  A 5.93% interest in the rights, profits and losses in an entity that owns a 50% interest in a mobile offshore drilling rig subject to a lease with Rowan Companies, Inc.  Eight B acquired its interest for approximately $1,483,000.

10% Status Report

As of June 30, 2007, the two Cathay aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  Both Cathay aircraft are scheduled to remain on lease during the next year.

At June 30, 2007, the Cathay aircraft (B-HXM and B-HXN) had 51 and 48 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Asset Dispositions

•  In June 2007, all of the remaining equipment previously owned by ICON SPK 2023-A, LLC (“SPK”) was sold to an unrelated third party for approximately $348,000 resulting in a gain on the sale of approximately $264,000.  Eight B had a 74.87% interest in SPK and Eight B’s share of the sale proceeds was approximately $261,000.

•  During the second quarter 2007, all of the remaining equipment owned by ICON Cheyenne LLC (“Cheyenne”) was sold to an unrelated third party for approximately $111,000 resulting in a gain on the sale of approximately $110,000.  Eight B had a 97.73% interest in Cheyenne and Eight B’s share of the sale proceeds was approximately $108,000.

Events Subsequent to June 30, 2007

On August 8, 2007, Eight B sold all of its rights in the five aircraft engine modules leased to TWA to an unrelated third party.  After expenses, Eight B received net proceeds from the sale of approximately $5,540,000 resulting in a gain on the sale of approximately $970,000.

Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight B has made eighty-five monthly distributions to its limited partners.  During the first six months of 2007, Eight B paid to its limited partners $2,966,123 in cash distributions.  As of June 30, 2007, a $10,000 investment made at the initial closing would have received $6,453 in cumulative distributions representing a return of approximately 64% of such initial investment.

Fund Summary
Offering Period	5/19/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Start of Fund liquidation	6/17/2007

Outlook and Overview

Excluding the equipment leased to TWA, which was sold on August 8, 2007, the equipment leased to Global Crossing which is scheduled to expire in March 2011, is the next lease scheduled to expire.

As of June 30, 2007, Eight B had $848,177 in cash and cash equivalents on hand.  Substantially all of Eight B’s cash flows are derived from income leases.  On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.  Eight B is a permitted borrower, together with several other funds managed by the General Partner, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of June 30, 2007, Eight B had borrowed $6,755,000 and the total amount outstanding under the facility was $6,755,000.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2007	December 31,
	(unaudited)	2006
Cash and cash equivalents	$848,177	$888,290

Investments in finance leases:
Minimum rents receivable	9,422,017	67,973
Initial direct costs, net	109,990	-
Unearned income	(2,045,683)	(306)

Net investments in finance leases	7,486,324	67,667

Investments in operating leases:
Equipment, at cost	85,255,087	111,987,930
Accumulated depreciation	(25,432,751)	(43,018,821)

Net investments in operating leases	59,822,336	68,969,109

Investments in joint ventures	3,525,186	4,315,573
Equipment held for sale	-	140,400
Other assets, net	1,401,096	4,396,322

Total assets	$73,083,119	$78,777,361

LIABILITIES AND PARTNERS' EQUITY

Liabilities:

Notes payable - non-recourse	$47,934,933	$52,572,875
Revolving line of credit	6,755,000	3,125,000
Deferred rental income	189,485	138,021
Accounts payable and other liabilities	642,852	2,166,028
Due to General Partner and affiliates	141,278	-
Minority interest	-	498,287

Total liabilities	55,663,548	58,500,211

Commitments and contingencies

Partners' equity:
General Partner	(474,898)	(446,575)
Limited Partners (740,530 and 741,530 units outstanding,
respectively, $100 per unit original issue price)	17,894,469	20,723,725

Total partners' equity	17,419,571	20,277,150

Total liabilities and partners' equity	$73,083,119	$78,777,361

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Rental income	$1,812,232	$4,038,662	$5,332,017	$8,183,025
Finance income	260,783	39,503	260,783	104,081
Loss from investments in joint ventures	(78,492)	(790,549)	(158,099)	(994,408)
Net gain (loss) on sales of equipment	318,060	466,992	(621,012)	446,313
Interest and other income	51,738	3,012	66,730	71,328

Total revenue	2,364,321	3,757,620	4,880,419	7,810,339

Expenses:
Depreciation and amortization	1,034,406	2,798,977	2,621,240	5,259,692
Interest	932,000	888,822	1,727,972	1,742,569
Maintenance expense	-	277,698	-	1,152,698
Management fees - General Partner	-	55,545	-	410,842
Administrative expense reimbursements - General Partner	-	27,101	-	161,980
General and administrative	36,084	153,422	267,226	346,050
Minority interest	76,997	27,058	100,178	52,442

Total expenses	2,079,487	4,228,623	4,716,616	9,126,273

Net income (loss)	$284,834	$(471,003)	$163,803	$(1,315,934)

Net income (loss) allocable to:
Limited Partners	$281,986	$(466,293)	$162,165	$(1,302,775)
General Partner	2,848	(4,710)	1,638	(13,159)

	$284,834	$(471,003)	$163,803	$(1,315,934)

Weighted average number of limited partnership
units outstanding	741,365	741,656	741,447	741,973

Net income (loss) per weighted average limited
partnership unit outstanding	$0.38	$(0.63)	$0.22	$(1.76)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Year Ended December 31, 2006 and for the Three and Six Months Ended June 30, 2007
(unaudited)

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners'	Partner	Equity
Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(5,934,486)	(59,944)	(5,994,430)
Net loss	-	(608,282)	(6,144)	(614,426)

Balance, December 31, 2006	741,530	20,723,725	(446,575)	20,277,150

Cash distributions to partners	-	(1,483,061)	(14,980)	(1,498,041)
Net loss	-	(119,821)	(1,210)	(121,031)

Balance, March 31, 2007	741,530	19,120,843	(462,765)	18,658,078

Limited partnership units redeemed	(1,000)	(25,298)	-	(25,298)
Cash distributions to partners	-	(1,483,062)	(14,981)	(1,498,043)
Net income	-	281,986	2,848	284,834

Balance, June 30, 2007	740,530	$17,894,469	$(474,898)	$17,419,571

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$163,803	$(1,315,934)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(4,888,924)	(6,799,919)
Finance income	(260,783)	(104,081)
Net loss (gain) on sales of equipment	621,012	(446,313)
Loss from investments in joint ventures	158,099	994,408
Depreciation and amortization	2,621,240	5,259,692
Interest expense on non-recourse financing paid directly to lenders by lessees	1,543,099	1,716,818
Minority interest	100,178	52,442
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	696,108	427,504
Due from/to General Partner and affiliates	141,278	119,937
Other assets	192,435	(66,563)
Deferred rental income	51,464	(42,845)
Accounts payable and other liabilities	(174,934)	1,224,645

Net cash provided by operating activities	964,075	1,019,791

Cash flows from investing activities:
Distributions received from joint ventures	633,828	-
Proceeds from sales of equipment and sales advances received	6,176,402	835,569
Purchase of equipment	(7,754,746)	-

Net cash (used in) provided by investing activities	(944,516)	835,569

Cash flows from financing activities:
Cash distributions to partners	(2,996,084)	(2,989,058)
Proceeds from revolving line of credit	3,630,000	1,795,000
Distributions to minority interest in joint venture	(668,290)	(219,127)
Cash paid for redemption of limited partnership units	(25,298)	(51,135)

Net cash provided by (used in) financing activities	(59,672)	(1,464,320)

Net (decrease) increase in cash and cash equivalents	(40,113)	391,040
Cash and cash equivalents, beginning of the period	888,290	964,730

Cash and cash equivalents, end of the period	$848,177	$1,355,770

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$184,873	$25,267

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$6,181,041	$8,052,371
Escrow utilized to pay non-recourse debt	$-	$281,868
Transfer of equipment from operating lease to direct finance lease	$7,743,990	$403,565
Payment of maintenance overhaul costs	$1,546,000	$-

Transactions with Related Parties

Prior to May 2006, in accordance with the terms of the Limited Partnership Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight B’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight B's operations.  Effective  May 1, 2006,  the  General  Partner  waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of the Partnership’s equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

The General Partner also has a 1% interest in Eight B’s profits, losses, cash distributions and liquidation proceeds. Eight B paid distributions to the General Partner of $29,691 for the six months ended June 30, 2007 and $59,944 for the year ended December 31, 2006.  The General Partner’s interest in Eight B’s net income and (loss) for the three months ended June 30, 2007 was $2,848 and the net loss for the three months ended June 30, 2006 was $4,710.  The General Partner’s interest in Eight B’s net income for the six months ended June 30, 2007 was $1,638 and the net loss for the six months ended June 30, 2006 was $13,159.

Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three and six month periods ended June 30, 2007 and 2006, respectively, were as follows:

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			(unaudited)		(unaudited)
Entity	Capacity	Description	2007	2006	2007	2006
ICON Capital Corp.	General Partner	Management fees	$-	$55,545	$-	$410,842
ICON Capital Corp.	General Partner	Administrative expense reimbursements	-	27,101	-	161,980

			$-	$82,646	$-	$572,822

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.